Exhibit 10.3

AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (“Amendment”) dated as of November 2, 2017 (the “Effective Date”), is made by and between Vivint Solar, Inc., a Delaware corporation (together with any successor thereto, the “Company”) and Paul Dickson (the “Executive”).

WHEREAS, the Company and the Executive have entered into a certain Executive Employment Agreement, dated September 28, 2017 (the “Agreement”);

WHEREAS, the Company and the Executive desire to amend the terms of the Agreement in accordance with the terms provided herein;

NOW, THEREFORE, in consideration of the above facts and the mutual promises set forth in this Amendment, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.Section 4(d) of the Agreement is hereby deleted in its entirety and replaced with the following paragraph:

(d)Commissions and Overrides.  Executive will also be eligible to receive the commission payments set forth in the Commission and Override Structure, attached hereto as Exhibit B (the “Commission Structure”), provided that the Commission Structure may be revised as determined by the Board or its authorized committee with a view toward consideration of merit increases, market rates of pay for similarly situated executives and such other factors that the Board or its authorized committee determines to be appropriate.

2.All other terms of the Agreement, shall continue in full force and effect for the duration of the Agreement; provided, however, that in the case of any discrepancy between this Amendment and the Agreement, this Amendment shall prevail.

3.This Amendment shall be deemed to be part of the Agreement and any reference to the Agreement in any other documents shall be construed as including this Amendment.

4.This Amendment may be executed separately by the parties hereto, and each executed copy shall be deemed as an original. All originals shall constitute the same document.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

COMPANY	VIVINT SOLAR, INC.

By: /s/ David Bywater

Name:   David Bywater

Title:     Chief Executive Officer

Dated:   November 2, 2017

EXECUTIVE	Paul Dickson, an individual

/s/ Paul Dickson

(Signature)

Dated: November 2, 2017

EXHIBIT B

Commission and Override Structure

1.0 DEFINITIONS

For purposes of this Commission Structure, the following terms shall have the following meanings:

•	“Install”, “Installed” or “Installation” – the completed installation of solar panels that count towards the company’s publically reported number of megawatts deployed.

•	“Smart Home Account” – Any installation of Vivint Smart Home packages sold by a Vivint Solar rep for which the Solar rep is paid a commission.

•	“Monthly Payday” – the first Friday after the 10th calendar day in the month following the end of a month, quarter, or year wherein a monthly, quarterly, or annual commission is earned.

•	“Sales Dealer Agreement” – the Sales Dealer Agreement, dated August 16, 2017, by and between Vivint Solar Developer, LLC and Vivint, Inc.

2.0 CommissionS

A.  Monthly Override

Beginning with October 1, 2017, you will receive a monthly commission of two tenths of a cent ($0.002) for every watt that the Company Installs during each calendar month (the “Monthly Override”). The Monthly Override is fully and finally earned on the last day of each month and paid on the first Monthly Payday of the following calendar month. You must be employed on the last day of the calendar month in which the Monthly Override is earned to be eligible for the commission.

B.  Smart Home Commission

You will receive a quarterly override of $10 per account for every Smart Home Account generated by the Company that is installed by Vivint, Inc. and for which the Company receives a fee from Vivint, Inc. pursuant to the Sales Dealer Agreement (the “Smart Home Commission”).  The amount of the Smart Home Commission shall be reviewed by the Board annually and may be modified each year at the Board’s sole and absolute discretion.

The Smart Home Commission will be fully and finally earned on the last day of the applicable financial quarter and paid on the first Monthly Payday of the following month.  You must be employed on the last day of the quarter in which the Smart Home Commission is earned to be eligible for the commission.

3.0 CALCULATION OF COMMISSIONS

All commissions based upon the number of watts Installed shall be calculated based on the actual system size Installed.